EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

BY AND AMONG

Flora Growth Corp.

(referred to as the “Seller”)

AND

Lisan Farma Colombia LLC.

(referred to as the “Purchaser”)

Dated July 5, 2023

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (hereinafter, the “Agreement”) is entered into on July 5th, 2023 by and between:

(1) Flora Growth Corp., a company organized under the laws of the Republic of Canada, domiciled for purposes of this Agreement at Ontario (Canada), identified with registration No. 002685552 (hereinafter, the “Seller”) on one side;

and

(2) Lisan Farma Colombia LLC., a company organized under the laws of United States of America, domiciled for purposes of this Agreement at Delaware (United States of America), identified with registration No. INC 7525052 (hereinafter, the “Purchaser”) on the other side (the Seller and the Purchaser are herein collectively referred to also as the “Parties” and individually as the “Party”);

RECITALS

A. The Seller is the owner of the following percentage of shares of the Colombian companies listed herein (hereinafter, the “Companies”):

Company Name	Tax Identification Number (NIT)	Shares ownership percentage (%)
Flora Growth Corp Colombia S.A.S.	901.391.015-5	100%
Flora Lab S.A.S.	900.013.075-3	100%
Flora Med S.A.S.	900.495.012-7	100%
Labcofarm Laboratorios S.A.S.	900.681.167-7	100%
Cosechemos Ya S.A.S.	900.969.918-1	90%
Kasa Wholefoods Company S.A.S.	900.636.525 -1	90%

B. Additionally, the Seller is the owner of the following Colombian Branches (hereinafter, the “Branches”):

Branch Name	Tax Identification Number (NIT)
Flora Growth Corp. Sucursal Colombia	901.379.188-1
Flora Beauty LLC Sucursal Colombia	901.389.840-9

C. The Seller wishes to sell to the Purchaser (i) the shares it has in all of the Companies (hereinafter, the “Transferred Shares”), and (ii) the Branches, in accordance with the terms and conditions set forth herein (hereinafter, the “Transaction”).

D. The Purchaser wishes to acquire the Transferred Shares and the Branches from the Seller, upon the terms and conditions hereof.

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E. That the Parties wish to enter into this Agreement with the purpose of establishing the terms and conditions related to the purchase of the Transferred Shares and Branches.

NOW, THEREFORE, on the basis of the foregoing recitals, the Parties agree as follows:

CLAUSES

1. PURPOSE OF THE TRANSACTION.

The transaction which is contemplated in this Agreement is the sale and transfer by the Seller to the Purchaser of 100% (one hundred percent) of the Transferred Shares and the Branches.

2. SALE AND PURCHASE OF THE TRANSFERRED SHARES AND BRANCHES.

2.1 On the closing of the Transaction, the Seller shall sell and transfer to the Purchaser, free and clear of any and all encumbrances, and the Purchaser shall purchase from the Seller, the Transferred Shares of the Companies.

2.2 The Transferred Shares shall be delivered (“tradición”) to the Purchaser and transferred with all present and future voting and economic rights and entitlements relating thereto. The rights belonging to the Transferred Shares, and which will be fully transferred to the Purchaser are those rights granted by this Agreement, the Bylaws of the Companies and the law.

2.3 The Purchase Price for the Transferred Shares and the Branches shall be eight hundred thousand Canadian dollars (CAD$800,000) (the “Purchase Price”).

2.4 Promptly following the execution of this Agreement, the Parties will enter into an escrow agreement with a mutually acceptable escrow agent, pursuant to which, on July 7, 2023:

(i) Seller shall deliver to the escrow agent via email, the Seller Deliverables as set forth in Section 4.1 hereof; and

(ii) Upon confirmation by the escrow agent that the Seller Deliverables have been received, Seller shall deliver the full Purchase Price to the escrow agent in immediately available funds.

3. CLOSING.

Upon confirmation by the escrow agent that the funds representing the Purchase Price have been received by the escrow agent from the Purchaser and are available, the escrow agent shall so notify the Parties and transmit the Seller Deliverables to the Purchaser and shall remit the Purchase Price to the Seller. Such date that that the escrow agent releases the foregoing shall be deemed the Closing Date.

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4. TRANSACTIONS AT CLOSING.

4.1. On the Closing Date, subject to the receipt and clearance of the Purchase Price, the escrow agent shall deliver via email to the Purchaser as set forth in Section 11.7(b) the following (collectively, the “Seller Deliverables”)

(i)	Shareholders meetings Minutes of the Companies whereby the shareholders approve the sale of the Transferred Shares to Purchaser and and/or waive the preemptive right established in Company’s bylaws.

(ii)	Certificate of shares issued by the Companies and held by Seller, prior closing.

(iii)	Certificate of shares issued in favor of Purchaser for all Companies.

(iv)

The Shareholder General Assembly Minutes Ledger and the Shareholders Ledger for the Companies. The Shareholders Ledger of each of the Companies shall be updated with registration of the name of the Purchaser on said Ledgers.

(v)	The Board of Directors Ledger of Cosechemos Ya S.A.S. and Flora Lab S.A.S.

(vi)	Delivery of the letters of resignation of the legal representatives of the Companies and Branches.

(vii)	Delivery of the letters of resignation of the Board of Directors members of Cosechemos Ya S.A.S. and Flora Lab S.A.S.

(viii)	Copy of the resolution adopted by its board of directors for consummating the Transaction.

4.2 On the Closing Date, the escrow agent will release the Purchase Price to the Seller and deliver to the Seller a copy of the resolution adopted by board of directors and/or members approving the consummation of the Transaction.

4.3 Within the 2 business days after the Closing Date has occurred, the Seller or the person appointed specially for this purpose by the Seller shall deliver physically to the Purchaser the Seller Deliverables to the physical address set forth in Section 11.7(b).

5. POST-CLOSING TRANSACTIONS

Actions taking place within thirty (30) business days after the execution of this Agreement:

(i) Delivery of the purchase public deed or notarized document to transfer the Branches to Purchaser, following articles 525 et seq. of the Colombian Commercial Code.

(ii) Registry of the public deed or notarized document for the transfer of the Branches to Seller before the Chamber of Commerce with jurisdiction in the place where the respective branch operates (i.e., Bogota, Colombia).

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6. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER.

The Purchaser hereby represents and warrants to the Seller that each of the following representations or warranties is true, complete and accurate in all material respects as of the date hereof.

6.1 Organization and Existence of the Purchaser; Power and Authority; Binding Effect.

(i) The Purchaser is a legal entity duly established, validly existing and not subject to bankruptcy, insolvency, reorganization, moratorium or similar proceedings affecting creditors’ rights generally, including, without limitation, any judicial reorganization, judicial liquidation, amicable settlement, appointment of an ad-hoc agent or judicial administrator or any similar proceedings under the Laws of its jurisdiction of incorporation.

(ii) The Purchaser has all requisite power and authority to execute and perform its obligations under, and to consummate the Transaction contemplated by this Agreement.

(iii) This Agreement has been duly executed by the Purchaser and is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

6.2 No Conflict; Consents.

The execution and performance of this Agreement by the Purchaser does not (a) violate, conflict with or result in the breach of any provision of the articles of association or by-laws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser, or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which the Purchaser is a party.

6.3 Solvency.

Immediately after giving effect to the transactions contemplated hereby, the Purchaser shall be solvent and shall: (a) be able to pay its debts as they become due; and (b) have adequate capital to carry on its business. The Purchaser represents and warrants that it is not making any transfer of property and that it is not incurring in any obligation in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of the Purchaser or the Seller. In connection with the transactions contemplated hereby, the Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

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6.4 Knowledge of the Purchaser.

The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser has relied solely upon its own knowledge of the business, results of operations and prospects of the Companies and/or Branches; and (b) the “As Is, Where Is” basis, as expressly set forth in Section 8 of this Agreement.

7. REPRESENTATIONS AND WARRANTIES BY THE SELLER.

The Seller hereby represents and warrants to the Purchaser that each of the following representations or warranties is true, complete and accurate in all material respects as of the date hereof. The Seller makes no representations and warranties other than those expressly set forth in this Section and the Purchaser acknowledges and confirms that the Seller has made no representations and warranties other than those expressly set forth in this Section.

7.1 Organization and Existence of the Seller; Power and Authority; Binding Effect.

(i) The Seller is a legal entity duly established, validly existing and not subject to bankruptcy or similar proceedings under the laws of its jurisdiction of incorporation.

(ii) The Seller has all requisite power and authority to execute and perform its obligations under, and to consummate the Transaction contemplated by this Agreement.

(iii) This Agreement has been duly executed by the Seller and (assuming due execution by the Purchaser) is the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

7.2 Organization and Existence of the Companies and the Branches.

The Companies and the Branches are corporations/commercial establishments duly established and validly existing.

7.3 Ownership of the Transferred Shares and Branches.

(i) The Seller is the owner of Transferred Shares, which are free and exempt from any injunction or other encumbrance, they have not been transferred or promised for sale by act prior to this and in general, they are not subject of any type of restriction or affectation that prevents their transfer and the exclusive and excluding free exercise of all the political and economic rights that are inherent to them, and on the closing date as provided in this Agreement, the Purchaser will acquire the valid certificates of the Transferred Shares, free and exempt from any injunction or other encumbrance.

(ii) Additionally, the Seller is the owner of the Branches, which had not been transferred or promised for sale by act prior to this Agreement.

7.4 No Conflict; Consents.

The execution and performance of this Agreement by the Seller does not result in any breach of, require any consent under, or give to others any rights of amendment, suspension, revocation, termination, acceleration, non-renewal, pursuant to any agreement, arrangement, permit or governmental order to which the Seller is a party or by virtue of which any such person is bound or require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which the Seller is a party.

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7.5 Cancellation of Intercompany Debt

The Seller agrees to forgive all intercompany liabilities owed by the Companies and Branches to the Seller concurrently with the closing of the Transaction.

8. AS IS, WHERE IS.

The Purchaser expressly acknowledges that the Purchaser hereby agrees to purchase the Transferred Shares and Branches on an “as is, where is” basis, and the Seller make no further or other representations, warranties or assurances, expressed or implied, concerning the Transferred Shares, the Companies and Branches and/or their respective business, prospects, employees, customers, operations or liabilities.

9. INDEMNIFICATIONS

(i) In view of the foregoing and considering the “as is, where is” basis, the Purchaser undertakes to indemnify and defend at its own expense the Seller, its shareholders, directors, employees and representatives, from any lawsuit, complaint, claim, breach and liability of any nature, including tax, labor, administrative, civil and/or commercial obligations and/or costs and expenses arising from situations occurred prior and/or post-closing regarding the Transferred Shares and Branches.

(ii) Additionally, the Purchaser shall hold harmless and defend at its own cost and risk the Seller, its shareholders, directors, employees and representatives arising from liabilities of labor relationships held with former or new employees and that imply to Seller any future payment, even those materialized or generated prior closing.

(iii) Finally, the Purchaser undertakes to hold harmless the Seller, its shareholders, directors, employees and representatives, from any lawsuit, complaint, claim, administrative investigation and/or liability of any nature, including but not limited to the payment of salaries, social benefits, indemnifications, contributions to the general social security system in health, pensions, Labor Risk Administrators, vacations, supplementary work, surcharges, contributions to parafiscal systems (e.g. SENA, ICBF and/or Family Compensation Fund), and any other certain, uncertain, undisputed or debatable labor rights that may arise from any labor relationship that the Seller may have entered into at any time.

(iv) The non-fulfillment of this indemnity obligations shall allow the Seller to assume the necessary costs of its defense and to claim judicially the payment of the assumed costs plus the indemnifications, attorney’s fees, court costs and others that should have been assumed by the Purchaser.

10. Intentionally Deleted.

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11. MISCELLANEOUS.

11.1 Best Efforts.

The Parties shall use their best efforts and act in good faith to take or cause to be taken all actions necessary or appropriate in order to consummate the Transaction contemplated by this Agreement.

11.2 Entire Agreement, Modification and Remedies.

This Agreement constitute the entire agreement between the Parties relating to the subject matter hereof (i.e., the sale of the Transferred Shares and Branches) and shall supersede and replace in its entirety any prior agreement, commitment or any kind of arrangement between the Parties in relation to the Transferred Shares and Branches. Any modification of this Agreement or additional obligation assumed by any Party in connection with the subject matter hereof shall be binding only if evidenced in writing and signed by the duly authorized representatives of the Parties.

11.3 Waiver.

Each Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other Party contained herein or in any document delivered by the other Party pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

11.4 Severability.

Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition and unenforceability without invalidating the remaining provisions hereof. However, the Parties hereby undertake to use their best efforts to agree on substitute provisions which, while valid, will achieve as closely as possible the same economic effects as the invalid provisions.

11.5 Costs and expenses.

Each Party shall bear and pay its own legal, accountancy and other professional costs in relation to this Agreement and the performance of the obligations contemplated by it. Furthermore, each Party will be responsible for its own costs and expenses, including consultant’s incidental to the negotiation, preparation and execution of this Agreement and agrees to hold harmless and indemnify the other Party in respect of any such expenses, costs and fees which may be claimed from such other Party.

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11.6 Confidentiality.

This Agreement and any information provided by any Party to any other or relating to the Company and the Subsidiary and the matters contemplated hereunder shall be confidential.

11.7 Notifications.

All notifications, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand against acknowledgement of receipt or mailed, certified or registered mail with postage prepaid, or sent by facsimile or courier, as follows:

(a) if to the Seller

Flora Growth Corp.

Address: 3406 SW 26th Terrace

Attention: Dany Vaiman

E-mail: Dany.vaiman@floragrowth.com

or to such other person or address as the Seller shall designate by notice in the manner provided in this Section 11.7;

(b) if to the Purchaser

Address: Street 73 10-10 office 107 Bogota, Colombia

Attention: Rafael Santamaria

E-mail: rafaelsantamaria@lisanfarmacolombia.com

or to such other person or address as the Purchaser shall designate by notice in the manner provided in this Section 11.7;

11.8 Applicable law.

This Agreement, including all Annexes, agreements, documents and instruments executed hereunder, and the validity hereof and thereof shall be governed by and construed and interpreted in accordance with the laws of Colombia.

11.9 Dispute Resolution.

All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of the International Chamber of Commerce by 3 (three) arbitrators, 1 (one) appointed by the Purchaser, another 1 (one) by the Seller and the 3rd (third) shall be appointed jointly by the arbitrators designated by each of the Purchaser and the Seller in accordance with said rules. The seat of the arbitration shall be Broward County Florida. The language of the arbitration, including arguments and briefs, shall be in English. Arbitrators shall be rule based on the Law and not in equity.

11.10 Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors or assigns. Except as herein provided, no Party shall assign or otherwise transfer or delegate any of its rights or obligations, in whole or in part, under this Agreement without the prior written consent of the other Party, which consent shall be in the sole discretion of such other Party.

11.11 Amendment.

This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties, or (b) by a waiver in accordance with Section 10.3 hereto.

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In witness whereof, the Parties have executed this Agreement as of the date first written above.

The Seller,	The Purchaser,

/s/ Clifford Starke	/s/ Rafael Santamaria
Flora Growth Corp. Name: Clifford Starke Title: Chief Executive Officer	Lisan Farma Colombia LLC. Name: Rafael Santamaria Title: Authorized person

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